Exhibit 10.2

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “Third Amendment”) made and entered into this 17th day of November, 2017, by and between FOREST CITY 88 SIDNEY STREET, LLC, a Delaware limited liability company (“Landlord”); and AGIOS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into a certain lease agreement dated September 15, 2014 (the “Lease”), as amended by that certain First Amendment to Lease dated November 21, 2014, and as amended by that certain Second Amendment to Lease dated July 20, 2015 with respect to a certain premises located at 88 Sidney Street, Cambridge, Massachusetts (“Premises “), as more fully set forth in the Lease;

WHEREAS, the Initial Term of the Lease is scheduled to expire by its terms on April 14, 2022 (the “Original Expiration Date”);

WHEREAS, Tenant and Landlord’s affiliate are simultaneously herewith entering into a lease of premises located at 64 Sidney Street Cambridge, Massachusetts (the “64 Sidney Lease”), and Landlord and Tenant would like to extend the Term so as to be coterminous with the term of the 64 Sidney Lease.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree that the Lease shall be modified and amended as follows:

1. Defined Terms. Capitalized terms used in this Third Amendment which are not defined herein shall have the meanings ascribed thereto in the Lease. The meanings of capitalized terms defined herein which are also defined in the Lease shall supersede the meanings given thereto in the Lease.

2. Term. Notwithstanding anything in the Lease to the contrary, the Initial Term is hereby extended from and after the Original Expiration Date through the date on which the initial term of the 64 Sidney Lease expires (the “Modified Expiration Date”), currently anticipated to be on or about January 31, 2025 (the said extended term is referred to herein as the “Extended Term”). The parties agree to supplement this Amendment with a certain date for the Modified Expiration Date, promptly following the date on which the parties to the 64 Sidney Lease have determined the Modified Expiration Date. Tenant’s Extension Options shall continue to be exercisable by notice given at least nine (9) months prior to the Modified Expiration Date.

3. Rent. Exhibit A attached to the Lease is hereby modified and amended by adding the following paragraph to the item called “Annual Fixed Rent for the Term”:

Annual Fixed Rent for the Term:	Following the Original Expiration Date and through the Modified Expiration Date, Annual Fixed Rent for the Premises shall be upon the same rate per rentable square foot as is then being charged pursuant to the 64 Sidney Street Lease.

4. Counterparts. This Third Amendment may be executed in any number of multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

5. Ratification of Lease. Except as expressly supplemented, amended or modified by this Third Amendment, the Lease is hereby ratified and confirmed in all respects, and shall continue in full force and effect. In the event of any inconsistency between the terms of this Third Amendment and the Lease, the terms of this Third Amendment shall control. From and after the date hereof, all references to the Lease shall mean the Lease as modified by this Third Amendment.

6. Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns.

7. Brokerage. Notwithstanding anything to the contrary in Section 11.9 of the Lease, the Acknowledged Brokers responsible for the transactions contemplated by this Third Amendment are Jones Lang LaSalle New England LLC, and CBRE, New England.

8. Protection of REIT Status. In the event that Landlord determines that any of the financial obligations of Tenant to Landlord as set forth in this Lease might (a) fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”), or (b) otherwise jeopardize the status of any of Landlord’s affiliates, including Forest City Realty Trust, Inc., as a “real estate investment trust” (“REIT”) within the meaning of Section 856 of the Code, then, at Landlord’s option, Landlord may, in its sole discretion, assign any of its rights and obligations under this Lease to a designee chosen by Landlord for such purpose (which, in each case, shall be an affiliate of Landlord), or cause one or more such designees (which, in each case, shall be an affiliate of Landlord) to perform such activities to the extent required to maintain such status as a REIT, provided, however, that any assignment permitted pursuant to this Section shall not increase Tenant’s obligations nor decrease Tenant’s rights in this Lease, and shall not result in the imposition of any additional charge or expense upon Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment the day and year first written above.

LANDLORD:

FOREST CITY 88 SIDNEY STREET, LLC a Delaware limited liability company

By:	/s/ Michael Farley
Michael Farley, Vice President

TENANT:

AGIOS PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Andrew Hirsch
Its:	CFO

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